EXHIBIT 99.1

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News Release

Investor Contact:	Yasmin Seyal senior vice president & chief financial officer 916-351-8585

Press Contact:	Linda Beech Cutler vice president, corporate communications 916-351-8650

For Immediate Release

Michael Bryant Resigns as President, GDX Automotive
and Vice President, GenCorp

SACRAMENTO, Calif., — October 3, 2003 — Terry Hall, president and chief executive officer of GenCorp Inc., (NYSE:GY) announced today that Michael Bryant has resigned from his positions as president of GDX Automotive and as vice president of GenCorp Inc. Mr. Bryant will remain with the Company on special assignment. In addition, certain GDX Automotive staff positions have been eliminated.

Dave Bender, who was recently named executive vice president, GDX Automotive, will continue to be responsible for GDX Automotive operations, reporting directly to Terry Hall.

GenCorp Inc. is a multi-national, technology-based manufacturer with operations in the automotive, aerospace, defense and pharmaceutical fine chemicals industries. For more information on GenCorp, visit the Company’s web site at http://www.GenCorp.com.

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